                                                                  Exhibit 10(ii)

March 29, 2002

Ms. Nancy J. Herman
3012 Rodman Street, N.W.
Washington, DC   20008

Dear Nancy:

         This letter agreement will set forth the terms of the termination of your employment with Federal Realty Investment Trust (the "Trust"):

         1. Your employment is being terminated without cause pursuant to the Amended and Restated Severance Agreement dated December 27, 1999 between you and the Trust (the "Severance Agreement"). You will continue to work full-time as a Senior Vice President through May 31, 2002 (the "Termination Date"), at your most recently approved annual base salary rate. During the period from the date hereof through the Termination Date (the "Transition Period"), you will work to transition your duties to Dawn Becker, Debbie Colson and other Trust personnel as appropriate.

         2. You will continue to receive full benefits, and to accrue vacation, sick leave and personal leave, through the Termination Date. You will, of course, continue to pay the premiums and any other costs of your benefits in the same dollar amounts that you were required to pay prior to the Transition Period (plus any increase that may be assessed on Trust employees during the Transition Period). For purposes of COBRA continuation coverage, you will be deemed to have experienced a "qualifying event" on the Termination Date. You will be paid for all accrued vacation as of the Termination Date.

         3. You will be paid a bonus for 2002 in the amount of $31,667, which is equal to 40% of your most recently approved annual base salary rate divided by 12 (40% x $190,000 /12, or $6,333), times the number of months (5) during which you will have been employed by the Trust in 2002, provided that you comply with the terms of this letter agreement. This bonus will be payable in a lump sum within five (5) days after the Termination Date.

         4. The Trust will make a severance payment to you in the amount of $293,282 pursuant to Section 3(d) of your Severance Agreement. You agree that the above amount is the correct amount payable under that section of your Severance Agreement. Your severance payment will be payable in a lump sum within five (5) days after the date on which this letter agreement is signed by you and the Trust and the first Release referred to in Paragraph 12 below is signed by you.

         5. Effective on the date hereof, you will receive the accelerated vesting of stock options, performance shares and restricted shares that you are to receive upon termination without cause under Section 3(f) of the Severance Agreement and other agreements between you and the Trust and the resolutions of the Board of Trustees, all as itemized in Exhibit A to this

Ms. Nancy J. Herman
March 29, 2002
Page Two

letter agreement. The stock options may be exercised for a period of twelve months from the date hereof. You will receive the benefits and perquisites described in Sections 3(e), (g) and (h) of the Severance Agreement effective on the Termination Date. Notwithstanding the previous sentence, the Trust will make available the outplacement services described in Section 3(g) of the Severance Agreement during the Transition Period if you so request.

         6. It is acknowledged and agreed that the Split Dollar Life Insurance Agreement between you, the Trust and the Nancy J. Herman Insurance Trust shall remain in full force and effect in accordance with the Split Dollar Life Insurance Agreement.

         7. The Trust agrees that it will provide favorable employment references for you and that such references will be delivered verbally or in writing (at your request). The references will reflect favorably on your initiative, intelligence, analytical ability, management skills and professionalism.

         8. The Trust may withhold from any amounts payable under this letter agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         9. You understand and acknowledge that the payments provided for in this letter agreement are the only payments to which you will be entitled and that they exceed the payments and benefits to which you were otherwise entitled. In consideration of these payments, you agree that you will not be entitled to collect unemployment compensation. You acknowledge and recognize that in agreeing to provide you with the payments provided under this letter agreement, the Trust in no way admits any wrongdoing or liability to you arising out of any basis, including but not limited to your employment and/or ending of employment with the Trust.

         10. You acknowledge that the Trust's business reputation in the real estate industry and the morale of its employees are of great value to the Trust. Thus, in consideration of the payments provided under this letter agreement, you agree that (a) you will not disparage the Trust, its affiliates or its and their officers, directors, trustees or employees, and (b) you will comply with all the terms and conditions of the confidentiality letter you executed as a condition of employment with the Trust (a copy of which is attached to this letter agreement as Exhibit B) and you will not divulge and will keep confidential all proprietary and private information regarding the Trust which was made known to you during your employment.

         The Trust acknowledges your reputation and its great value to you. The Trust agrees that neither it nor its officers, directors, trustees, or agents will disparage your work performance or ethic or your integrity, or otherwise comment upon you unfavorably; and that neither it nor its officers, directors, trustees, or agents will make or publish, without your express prior written consent, any disparaging written or oral statement concerning you or your work performance or ethic or your integrity.

         11. You agree to return to the Trust on or before the Termination Date all items containing proprietary information or trade secrets and any other property belonging to the Trust. Notwithstanding the foregoing, you may retain, as your personal property, the Compaq Armada M700 laptop computer that the Trust provided for your use ("Computer"), provided that you

Ms. Nancy J. Herman
March 29, 2002
Page Three

must present the Computer to Lisa Denson on or before the Termination Date so that she may delete any proprietary or confidential information stored thereon.

         12. In consideration of the mutual promises of the parties and of the payments and other benefits promised herein by the Trust, you agree to release the Trust, all affiliated companies, and all employees, representatives, officers, trustees and directors of those entities of any and all claims or causes of action which you could assert arising, directly or indirectly, out of, or in any way connected with, based upon, or related to your employment by the Trust or termination of employment under all statutes, laws, and regulations, whether, federal, state or local by executing a Release (in the form attached to this letter agreement as Exhibit C) simultaneously with the execution of this letter agreement, and the Release shall be attached to and form a part of this letter agreement. Furthermore, the Trust's obligations under this letter agreement shall be subject to the Trust's receipt from you of a second Release, in the same form as the Release attached to this letter agreement as Exhibit C, dated and effective as of the Termination Date.

         13. This letter agreement (i) supersedes all other agreements between you and the Trust with regard to the subject matter hereof, (ii) will be governed by and interpreted under the laws of Maryland, and (iii) will become final and binding on both parties only upon full execution by both parties and your execution of the Release.

         Nancy, it has been an honor and a privilege to have gotten to know you and work with you over the past four years. You are a person of great integrity and I will miss your counsel. We wish you all the best in your future endeavors.

WITNESS:                            FEDERAL REALTY INVESTMENT TRUST


______________________________      By: ________________________________________
                                        Donald C. Wood
                                        President and Chief Operating Officer

WITNESS:

______________________________      ____________________________________________
                                    Nancy J. Herman

                                                                       EXHIBIT A
                                                                       ---------

                               ACCELERATED VESTING
                               -------------------

------------------------------------------------------------ ---------------------------------------------------------
TYPE OF AWARD                                                ACCELERATION
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Performance Share Award Agreement                            Accelerated vesting of all 3,500 shares
------------------------------------------------------------ ---------------------------------------------------------
Restricted Share Award Agreement (Service)                   Accelerated vesting of all remaining shares (2,280)

------------------------------------------------------------ ---------------------------------------------------------
Restricted Share Award Agreements (Bonus)                    Accelerated vesting of all remaining shares (1,605)

------------------------------------------------------------ ---------------------------------------------------------
Options                                                      Accelerated vesting of all unvested options (46,667);
                                                             vested options are exercisable for 12 months
------------------------------------------------------------ ---------------------------------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                                     RELEASE
                                     -------

This Release, entered into and effective for all purposes as of this ____ day of __________, 2002, between Nancy J. Herman ("Employee") and Federal Realty Investment Trust ("Employer"),


         KNOW ALL MEN BY THESE PRESENTS THAT:

         A. In consideration of Employer's agreement to make the payments and to provide other benefits to Employee as set forth in a letter agreement dated March 29, 2002, the receipt and sufficiency of which are hereby acknowledged, Employee hereby irrevocably and unconditionally releases, remits, acquits, and discharges Employer and any affiliate of Employer and its present and former officers, Trustees, agents, employees, contractors, successors and assigns (separately and collectively "releasees"), jointly and individually, from any and all claims, known or unknown, which Employee, her heirs, successors or assigns have or may have against releasees and any and all liability which the releasees may have to her whether called claims, demands, causes of action, obligations, damages or liabilities arising from any and all basis, however called, including but not limited to claims of discrimination under any federal, state or local law, rule or regulation. This release relates to claims known or unknown arising prior to and during Employee's employment by Employer, whether those claims are past or present, whether they arise from common law, contract or statute, whether they arise from labor laws or discrimination laws, or any other law, rule or regulation, provided, however, that this release does not apply to any rights or claims that may arise after the date of this Release. Employee specifically acknowledges that this release is applicable to any claim under the CIVIL RIGHTS ACT OF 1964, as amended, and/or the AMERICANS WITH DISABILITIES ACT. This release is for any relief, no matter how called, including but not limited to reinstatement, wages, back pay, front pay, severance pay, compensatory damages, punitive damages or damages for pain or suffering, or attorney fees.

         B. Subject to Paragraph D. below, Employer and its successors and assigns hereby irrevocably and unconditionally release, remit, acquit, and discharge Employee from any and all claims, known or unknown, which Employer has or may have against Employee and any and all liability which Employee may have to it whether called claims, demands, causes of action, obligations, damages or liabilities arising from any and all basis, however called. This release relates to claims known or unknown arising prior to and during Employee's employment by Employer, whether those claims are past or present, whether they arise from common law, contract or statute, whether they arise from labor laws or discrimination laws, or any other law, rule or regulation, provided, however, that this release does not apply to any rights or claims that may arise after the date of this Mutual Release. This release is for any relief, no matter how called, including but not limited to compensatory damages, punitive damages or damages for pain or suffering, or attorney fees.

         C. Employee represents that she has not filed any administrative or judicial claim or complaint against releasees. Employer represents that it has filed no administrative or judicial claim or complaint against Employee.

         D. This Release shall be and remain in effect despite any alleged breach of the letter agreement or the discovery or existence of any new or additional fact or any fact different from that which Employee or Employer or their counsel now know or believe to be true. Notwithstanding the foregoing, nothing in this Release shall be construed as or constitute a release of Employee's or Employer's rights to enforce the terms of the letter agreement, or to seek relief, including but not limited to any damages, for any breach of the letter agreement.

         E. The above notwithstanding, nothing in this Release shall preclude Employee from seeking indemnification and defense for any claims, damages or liabilities arising out of acts or omissions committed by her in good faith while employed by Employer.

         F. Employee acknowledges that she has read the foregoing Release; that she understands it; and that she accepts and agrees to all the provisions contained herein. Employee understands that this Release sets forth the entire understanding of the parties, and she acknowledges that she has not relied upon any other representations or promises in entering into this Release.

         IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

                                          ______________________________________
                                          Nancy J. Herman

                                          FEDERAL REALTY INVESTMENT TRUST


                                          By: __________________________________
                                              Title: